EXHIBIT 10.2

EXHIBIT A
STOCK PURCHASE AND LOAN OPTION AGREEMENT

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO OR FOR SALE IN CONNECTION WITH ANY DISTRIBUTION THEREOF. THE SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT UNDER CERTAIN SPECIFIC LIMITED CIRCUMSTANCES, AN OPINION OF COUNSEL FOR THE HOLDER, CONCURRED IN BY COUNSEL FOR THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

CONVERTIBLE
PROMISSORY NOTE

$4,500,000.00	Dated: SEPTEMBER, 1, 2005

FOR VALUE RECEIVED, the undersigned, MR3 SYSTEMS, INC. (the “Borrower”), HEREBY UNCONDITIONALLY PROMISES TO PAY to the order of MRD HOLDINGS INC., or nominee (the “Lender”), the principal sum of 4.5 MILLION DOLLARS (US$4,500,000), on September 1, 2008. This Note is secured by a Security Agreement of even date herewith.

The Borrower further promises to pay interest on the outstanding principal amount of this Promissory Note from the date hereof until maturity, at a rate per annum equal at all times to five percent (5%), said interest to accrue and be payable at maturity. All computations of interest shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable. Any unpaid principal and unpaid accrued interest on this Note is due and payable at maturity, or upon conversion, whichever shall first occur.

All payments hereunder shall be made in lawful money of the United States of America and in same day or immediately available funds, to the Lender at such place or to such account as the Lender from time to time shall designate in a written notice to the Borrower.

Whenever any payment hereunder shall be stated to be due, or whenever any interest payment date or any other date specified hereunder would otherwise occur, on a day other than a Business Day (as defined below), then such payment shall be made, and such interest payment date or other date shall occur, on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest hereunder. As used herein, “Business Day” means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in San Francisco, California.

Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Borrower shall not be obligated to pay, and the Lender shall not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder shall be computed on the basis of the Highest Lawful Rate. As used herein, “Highest Lawful Rate” means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Lender in connection with this Note under applicable law.

EXHIBIT A
STOCK PURCHASE AND LOAN OPTION AGREEMENT

So long as any amount payable by the Borrower hereunder shall remain unpaid, the Borrower will furnish to the Lender from time to time such information respecting the Borrower’s financial condition as the Lender may from time to time reasonably request.

The Borrower represents and warrants to the Lender that this Note does not contravene any contractual or judicial restriction binding on or affecting the Borrower and that this Note is the legal, valid and binding obligation of the Borrower enforceable against him in accordance with its terms.

The occurrence of any of the following shall constitute an “Event of Default” under this Note:

i.  the failure to make any payment of principal, interest or any other amount payable hereunder when due under this Note or the breach of any other condition or obligation under this Note; or

ii.  a breach of or failure to perform any representation, condition or obligation under the Agreement or Security Agreement; or

iii.  the filing of a petition by or against the Borrower under any provision of the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time, or under any similar law relating to bankruptcy, insolvency or other relief for debtors; or appointment of a receiver, trustee, custodian or liquidator of or for all or any part of the assets or property of the Borrower; or the insolvency of the Borrower; or the making of a general assignment for the benefit of creditors by the Borrower.

Upon the occurrence of any Event of Default, the Lender, at its option, may (i) by notice to the Borrower, declare the unpaid principal amount of this Note, all interest accrued and unpaid hereon and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid principal amount of this Note, all such interest and all such other amounts shall become immediately due and payable, without presentment, demand, protest or further notice of any kind; provided that if an event described in paragraph (iii) above shall occur, the result which would otherwise occur only upon giving of notice by the Lender to the Borrower as specified above shall occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, exercise any or all of the Lender’s rights and remedies available to the Lender under the Agreement or Security Agreement, each dated as of May 30, 2005 between the Borrower and the Lender, or otherwise available to the Lender under applicable law.

EXHIBIT A
STOCK PURCHASE AND LOAN OPTION AGREEMENT

The outstanding principal balance of this Note may be converted prior to payment in full of the principal balance of this Note, at the option of Lender, into Series B Convertible Preferred Stock of the Company, at the rate of one Preferred Share for each $2.50 of principal balance to be converted. Upon receipt by Borrower of the Notice of Conversion, the outstanding principal balance of this Note shall be converted automatically without any further action by Lender and whether or not the Note is surrendered to Borrower or its transfer agent. Borrower shall not be obligated to issue certificates evidencing the shares of the securities issuable upon conversion unless such Note is either delivered to Borrower or its transfer agent, or the Lender notifies Borrower or its transfer agent that such Note has been lost, stolen or destroyed and executes an agreement satisfactory to Borrower to indemnify Borrower from any loss incurred by it in connection with such Note. Borrower shall, as soon as practicable after such delivery, or such agreement and indemnification, issue and deliver at such office to such holder of such Note, a certificate or certificates for the securities to which the Lender shall be entitled and a check payable to the Lender in the amount of any accrued and unpaid interest on such Note, and any cash amounts payable as the result of a conversion into fractional shares of the securities. Upon conversion of the Note, Borrower shall be released from all of its obligations and liabilities under this Note.

The Borrower agrees to pay on demand all the losses, costs, and expenses (including, without limitation, attorneys’ fees and disbursements) which the Lender incurs in connection with enforcement or attempted enforcement of this Note, or the protection or preservation of the Lender’s rights under this Note, whether by judicial proceedings or otherwise. Such costs and expenses include, without limitation, those incurred in connection with any workout or refinancing, or any bankruptcy, insolvency, liquidation or similar proceedings.

The Borrower hereby waives diligence, demand, presentment, protest or further notice of any kind. The Borrower agrees to make all payments under this Note without setoff or deduction and regardless of any counterclaim or defense.

No single or partial exercise of any power under this Note shall preclude any other or further exercise of such power or exercise of any other power. No delay or omission on the part of the Lender in exercising any right under this Note shall operate as a waiver of such right or any other right hereunder.

This Note shall be binding on the Borrower and its successors and assigns, and shall be binding upon and inure to the benefit of the Lender, any future holder of this Note and their respective successors and assigns. The Borrower may not assign or transfer this Note or any of its obligations hereunder without the Lender’s prior written consent.

[Signatures on following page.]

EXHIBIT A
STOCK PURCHASE AND LOAN OPTION AGREEMENT

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH CALIFORNIA LAW.

MR3 SYSTEMS, INC.

By: /s/ William C. Tao
Name: William C. Tao, Ph.D.
Title: CEO & Director
Address: 435 Brannan Street
Suite 200
San Francisco, CA 94107

EXHIBIT A
STOCK PURCHASE AND LOAN OPTION AGREEMENT

NOTICE OF CONVERSION

(To Be Signed Only Upon Conversion of Note)

TO: MR3 SYSTEMS, INC.

The undersigned, Lender of the foregoing Note, hereby surrenders such Note for conversion into Series B Convertible Preferred Stock of MR3 SYSTEMS, INC., a California corporation (the "Company") to the extent of $ _________ unpaid principal amount of such Note, and requests that the certificates for such shares be issued in the name of, and delivered to, _________________________, whose address is _________________________________. The undersigned hereby confirms to Borrower that the representations and warranties set forth in Section 4 of the Purchase Agreement to which Borrower and the undersigned are parties are true, correct and accurate on and as of the date hereof and hereby makes such representations and warranties to Borrower on and as of the date hereof.

Dated:____________________________

(Signature must conform in all respects to name
of holder as specified on the face of the Note)

                                                                                                                                                                              (Address)